UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2010 (July 14, 2010)

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On July 14, 2010, BioMimetic Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 5,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a public offering price of $8.50 per share.  The Company also granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock to cover over-allotments, if any.

Novo A/S, one of the Company’s affiliates, agreed to purchase 1,000,000 shares of Common Stock in the offering at the public offering price, under the same terms and conditions and at the same time as the general public.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

The offer and sale of the Firm Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-160676), which was previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective on September 4, 2009.  The Company filed the final prospectus supplement pursuant to Rule 424(b) under the Securities Act in connection with the offer and sale on July 14, 2010.

The foregoing description of the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and which is incorporated by reference into this Item 1.01.

Item 8.01. Other Events

On July 14, 2010, the Company issued a press release announcing the pricing of the public offering described in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement dated July 14, 2010, by and between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

99.1	Press Release dated July 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name:	Earl Douglas
Title:	General Counsel

Date:    July 14, 2010